SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 19, 2004

POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	NO. 0-13818	NO. 66-0416582

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 MUÑOZ RIVERA AVENUE HATO REY, PUERTO RICO	00918

Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 765-9800

(Former name or former address, if changed since last report)

SIGNATURE
Exhibit Index
EX-99.1 PRESS RELEASE DATED MARCH 19, 2004

Item 5. Other Events and Regulation FD Disclosure

On March 19, 2004, Popular, Inc. and Quaker City Bancorp, Inc. jointly announced the signing of a definitive merger agreement pursuant to which Popular will acquire all of the common stock of Quaker City at the price of $55 cash per share. The acquisition, subject to regulatory approval, the approval of Quaker City’s stockholders, and other customary closing conditions, is expected to be completed in the third calendar quarter of this year.

Quaker City is a savings and loan holding company for Quaker City Bank, based in Whittier, California. Quaker City Bank operates 27 retail full service branches in Southern California, including 16 inside Wal-Mart stores. At December 31, 2003, Quaker City reported total assets of $1.8 billion and total deposits of $1.1 billion.

Item 7. Financial Statements and Exhibits

     Exhibit

     99.1 News release dated March 19, 2004, announcing Popular, Inc. and Quaker City Bancorp signing of a definitive merger agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. ____________________________________ (Registrant)
Date: March 19, 2004	By:	Date:S/Amílcar L. Jordán
		Name:	Amílcar L. Jordán
		Title:	Senior Vice President and Comptroller

Exhibit Index

Exhibit Number	Description
99.1	News release, dated March 19, 2004